SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 28, 2003

INVITROGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25317	33-0373077

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 Faraday Avenue, Carlsbad, CA	92008

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 603-7200

Not Applicable

(Former name or former address, if changed since last report)

This Form 8-K/A is being filed to report the information required by Items 7(a) and (b) of the registrant’s Form 8-K filed on April 11, 2003.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT 23.1
EXHIBIT 99.1
EXHIBIT 99.2

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On March 28, 2003, Invitrogen Corporation and Vertex Pharmaceuticals Incorporated completed the sale of certain products and technology rights of PanVera LLC, a wholly owned subsidiary of Vertex, to Invitrogen for approximately $94,840,000 in cash. The purchase price was determined by arms length negotiation of the parties and was paid by Invitrogen out of its working capital.

     Under the terms of the asset purchase agreement by and among Invitrogen, Vertex and PanVera, Invitrogen acquired PanVera’s biochemical and cellular assay capabilities and its portfolio of proprietary reagents, probes and proteins. Invitrogen also acquired PanVera’s research and development and manufacturing facility in Madison, Wisconsin. Invitrogen intends to continue to use this facility for such purposes. These assets and related liabilities are referred to as the PanVera Acquired Business.

     The description of the transaction contemplated by the asset purchase agreement contained in this Item 2 is qualified in its entirety by reference to the full text of the asset purchase agreement, which is included as Exhibit 2.1 to Invitrogen’s Report on Form 8-K filed on April 11, 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired.

The audited financial statements required by this Item 7 related to the PanVera Acquired Business as of and for the year ended December 31, 2002, are filed as an exhibit hereto and are incorporated herein by reference.

(b)	Pro forma financial information.

The pro forma financial information required by this Item 7 for the combined results of Invitrogen and the PanVera Acquired Business as of and for the year ended December 31, 2002, is filed as an exhibit hereto and is incorporated herein by reference.

(c)	Exhibits

Exhibit	Description

23.1	Consent of PricewaterhouseCoopers LLP

99.1	PanVera Acquired Business audited (i) Balance sheet as of December 31, 2002; (ii) Statement of Income and Comprehensive Income for the year ended December 31, 2002; (iii) Statement of Cash Flows for the year ended December 31, 2002; and (iv) related Notes to Financial Statements

99.2	Invitrogen Corporation and PanVera Acquired Business Unaudited Pro Forma (i) Combined Balance Sheet as of December 31, 2002; (ii) Combined Statement of Income for the year ended December 31, 2002; and (iii) related Notes to Combined Financial Statements

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITROGEN CORPORATION

Date: June 10, 2003	By:/s/ C. Eric Winzer
C. Eric Winzer Chief Financial Officer (Principal Financial Officer and Authorized Signatory)

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